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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2002 appearing on page F-2 of First SunAmerica Life
Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2001 and our report dated November 15, 2002 relating to the financial statements of FS Variable Annuity Account Two. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

PricewaterhouseCoopers LLP
Los Angeles, California
December 20, 2002